                                                                    EXHIBIT 4(g)




                             ILLINOIS POWER COMPANY

                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   AS TRUSTEE

                               _________________


                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF _______ __, 1994

                                       TO


                                   INDENTURE


                         DATED AS OF _________ 1, 1994



              CUMULATIVE ADJUSTABLE RATE SUBORDINATED DEBENTURES,
                              SERIES A, DUE _____



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                 THIS FIRST SUPPLEMENTAL INDENTURE, dated as of the ____ day of
________, 1994 (this "First Supplemental Indenture"), between ILLINOIS POWER COMPANY, a corporation duly organized and existing under the laws of the State of Illinois (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee") under the Indenture dated as of __________ 1, 1994 between the Company and the Trustee (the "Indenture"). All terms used and not defined this First Supplemental Indenture are used as defined in the Indenture.

                 WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered under the Indenture as provided in the Indenture; and

                 WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its Adjustable Rate Subordinated Debentures, Series A, due _____ (the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

                 WHEREAS, Illinois Power Capital, L.P., a Delaware limited partnership ("Illinois Power Capital"), has offered to the public its Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing limited partnership interests in Illinois Power Capital and proposes to invest the proceeds from such offering in the Series A Debentures; and

                 WHEREAS, upon the occurrence of a Special Event (as defined in the Amended and Restated Agreement of Limited Partnership of Illinois Power Capital, dated _________ __, 1994 (the "Limited Partnership Agreement")), the Company may dissolve Illinois Power Capital and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Debentures (a "Dissolution Event"); and

                 WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized:

                 NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by their holders, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions of them, the Company covenants and agrees with the Trustee as follows:





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                                  ARTICLE ONE

                        GENERAL TERMS AND CONDITIONS OF
                            THE SERIES A DEBENTURES

                 SECTION 1.01. There shall be and is authorized a series of Debentures designated the "Adjustable Rate Subordinated Debentures, Series A, Due ____," limited in aggregate principal amount to (i) $___________ plus
(ii) the amount of capital contributions made by the Company from time to time as general partner of Illinois Power Capital, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest on them, including Additional Interest (as defined below) on ______ ___, _____, and shall be issued in the form of registered Series A Debentures without coupons.

                 SECTION 1.02. Except as provided in Section 1.03, the Series A Debentures shall be issued in certificated form. Principal of and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for the Series A Debentures bearing identical terms and provisions at the office or agency of the Company in Decatur, Illinois; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of the Series A Debentures is Illinois Power Capital, the payment of the principal of and interest (including Additional Interest, if any) on the Series A Debentures will be made at such place and to such account as may be designated by Illinois Power Capital.

                 SECTION 1.03. In connection with a Dissolution Event, the Series A Debentures in certificated form may be presented to the Trustee by Illinois Power Capital in exchange for a Global Debenture in an aggregate principal amount equal to all Outstanding Series A Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as provided above and in the Indenture provided. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depository. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York.

                 SECTION 1.04. Each Series A Debenture shall bear interest at a variable rate from the date it is made until maturity. The interest rate will be adjusted quarterly. The rate for the initial period from the original date of issuance to _______ ___, 1994 will be ___% per annum. After that, interest on the Series A Debentures will be payable at the "Applicable Rate" (as defined below) from time to time in effect. The interest rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest will be at the same rate per annum, during such overdue period. Interest is payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date," commencing on ______, 1994), to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered,


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at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding that Interest Payment Date. If pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Debentures are no longer represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date not later than fifteen days preceding an Interest Payment Date. Any such interest (including Additional Interest) not punctually paid or duly provided for shall immediately cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which special record date shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 Except as provided below in this paragraph, the "Applicable Rate" for any quarter (other than the initial period) will be equal to ___% of the Effective Rate (as defined below), but not less than ____% per annum nor more than ___% per annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate with respect to any quarter shall be determined by Illinois Power Capital in the same manner as, and consistent with its determinations with respect to quarters for the purpose of dividends payable on the Series A Preferred Securities, as described below. The Applicable Rate will be rounded to the nearest five hundredth of a percent. In the event that Illinois Power Capital determines in good faith that for any reason:

                 (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

                 (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

                 (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

                 Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the





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event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital.
In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such will quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason Illinois Power Capital cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital.

                 Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that a per annum Ten





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Year Average Yield is not published by any Federal Reserve Bank or by any U.S.
Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity or (the one weekly per annum average yield to maturity, if only one such yield published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason Illinois Power Capital cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Date for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital.

                 Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason Illinois Power Capital cannot determine the Thirty Year Constant Maturity Date for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum





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average yields to maturity based upon the closing bids during such Calendar
Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital.

                 The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

                 The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by Illinois Power Capital according to the appropriate method described above. Illinois Power Capital will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to the Depository Trust Company ("DTC"), New York, NY, the securities depository for the Series A Debentures.

                 As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).


                                  ARTICLE TWO

                  MANDATORY PREPAYMENT AND OPTIONAL REDEMPTION
                           OF THE SERIES A DEBENTURES

                 SECTION 2.01. If Illinois Power Capital redeems the Series A Preferred Securities in accordance with these terms, the Series A Debentures will become due and payable in a principal amount equal to the aggregate liquidation preference of the Series A Preferred Securities so redeemed, together with all accrued and unpaid interest on them, including Additional Interest, if any (the "Mandatory Prepayment Price"). Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and Illinois Power Capital shall agree.

                 SECTION 2.02. At such time as there are no Series A Preferred Securities remaining outstanding and subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, on or after __________, 1999, at a redemption price equal to 100% of the principal amount to





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be redeemed plus any accrued and unpaid interest on them, including any
Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Series A Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series A Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series A Debentures held by each Series A Debentureholder to be redeemed.


                                 ARTICLE THREE

                      EXTENSION OF INTEREST PAYMENT PERIOD

                 SECTION 3.01. So long as the Company is not in default in the payment of interest on any series of Debentures issued under the Indenture, the Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Series A Debentures for up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid on such Series A Debenture (together with interest on such accrued and unpaid interest at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than payments on the Guarantee); and provided further that any such extended interest payment period may only be selected with respect to the Series A Debentures if an extended interest payment period of identical length is simultaneously selected for all Debentures then outstanding under the Indenture. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions of it shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end of such period.

                 SECTION 3.02. (a) If Illinois Power Capital is the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give both Illinois Power Capital and the Trustee written notice of its selection of such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date on which dividends on the Series A Preferred Securities are payable or (ii) the date Illinois Power Capital is required to give notice of the record date or the date such dividends are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in an event not less than one Business Day prior to such record date. The Company shall cause Illinois Power Capital to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Series A Preferred Securities.





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                 (b)      If Illinois Power Capital is not the sole holder of
the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Debentures, but in any event not less than two Business Days prior to such record date.

                 (c) The month in which any notice is given pursuant to paragraphs (a) or (b) of this Section shall constitute one of the 60 months which comprise the maximum Extended Interest Payment Period.


                                  ARTICLE FOUR

                                RIGHT OF SET-OFF

                 SECTION 4.01. Notwithstanding anything to the contrary in the Indenture or in this First Supplemental Indenture, the Company shall have the right to set-off any payment it is otherwise required to make under the Indenture or hereunder with and to the extent the Company has previously made, or is concurrently on the date of such payment making, a payment under the Guarantee, dated as of _____________, 1994, executed by the Company and furnished to Illinois Power Capital for the benefit of the holders of the Series A Preferred Securities.


                                  ARTICLE FIVE

                          COVENANT TO LIST ON EXCHANGE

                 SECTION 5.01. If the Series A Debentures are to be issued as a Global Debenture in connection with the distribution of the Series A Debentures to the holders of the Series A Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.


                                  ARTICLE SIX

                           FORM OF SERIES A DEBENTURE

                 SECTION 6.01. The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed on them are to be substantially in the following forms:

                          (FORM OF FACE OF DEBENTURE)





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
                 [If the Series A Debenture is to be a Global Indenture, insert
- -- This Debenture is a Global Debenture within the meaning of the Indenture referred to below and is registered in the name of a Depository or a nominee of a Depository. Except as otherwise provided in Section 2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a Successor depository or to a nominee of such successor Depository.

                 Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE OF THIS SERIES A DEBENTURE FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner of this First Supplemental Indenture, Cede & Co., has an interest in this Debenture.]


No. _______________                                          $_______________

CUSIP No._______________

                             ILLINOIS POWER COMPANY


          ADJUSTABLE RATE SUBORDINATED DEBENTURE, SERIES A, DUE ______


                 ILLINOIS POWER COMPANY, a corporation duly organized and existing under the laws of the State of Illinois (the "Company," which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of_______________ Dollars on ______________, _____, and to pay
interest on said principal sum from ___________, 1994 to ___________, 1994 at the initial rate of ________% per annum and after that from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly in arrears on the last day of each calendar month of each year commencing _________, 1994 at the Applicable Rate (as defined in the First Supplemental Indenture) adjusted quarterly, determined by Illinois Power Capital in the manner described in the First Supplemental Indenture, plus Additional Interest, if any, until the principal of this Debenture shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if





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
made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the regular record date for such interest installment[, which shall be the close of business on the Business Day next preceding such Interest Payment Date.] [If pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Debentures are no longer represented by a Global Debenture, the regular record date shall be the close of business on the ___ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall immediately cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice which special record date shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in Decatur, Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is Illinois Power Capital, L.P. ("Illinois Power Capital"), the payment of the principal of (and premium, if any) and interest (including Additional Interest, if any) on this Debenture will be made at such place and to such account as may be designated by Illinois Power Capital.

                 The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect such Senior Indebtedness. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. Each Holder of this Debenture, by such Holder's acceptance of this Debenture, waives all notice of the acceptance of the subordination provisions contained in this Debenture and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or incurred after the date of this Debenture, and waives reliance by each such Holder upon said provisions.

                 This Debenture shall not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose until the Certificate of Authentication on this Debenture shall have been signed by or on behalf of the Trustee.

                 Unless the Certificate of Authentication on this Debenture has been executed by the Trustee referred to on the reverse side of this Debenture, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 The provisions of this Debenture are contained on the reverse side of it and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated__________________

                                        ILLINOIS POWER COMPANY



                                        By:_________________________________
                                           Chairman

Attest:



_________________________________
            Secretary


                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

The First National Bank of Chicago                 __________________________
         as Trustee                      or        as Authentication Agent


By_________________________________                By__________________________
Authorized Signatory                               Authorized Signatory


                         (FORM OF REVERSE OF DEBENTURE)

                 This Debenture is one of a duly authorized series of Debentures of the Company (the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ________ 1, 1994 duly executed and delivered between the Company and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of _____________, 1994 between the Company and the Trustee (as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental to it reference is made for a description of the rights, limitations of rights, obligations, duties and immunities under it of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

                 If Illinois Power Capital redeems its Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities") in accordance with their terms, the Debentures will become due and payable in a principal amount equal to the aggregate liquidation preference of the Series A Preferred Securities so redeemed, together with any interest accrued on them, including Additional Interest (the "Mandatory Prepayment Price"). Any payment of such Mandatory Prepayment Price shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and Illinois Power Capital shall agree. At such time as there are no Series A Preferred Securities remaining outstanding and subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after _________, 1999 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount of this Debenture plus any accrued but unpaid interest, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed.

                 In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion of this Debenture will be issued in the name of the Holder of this Debenture upon the cancellation of this Debenture.

                 In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall
(i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount of them, or reduce the rate or extend the time of payment of interest on them, or reduce any premium payable upon the redemption of them, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected by such reduction. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for or in place of this Debenture (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                 No reference in this Debenture to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money prescribed in this Debenture.

                 The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest on such accrued and unpaid interest at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than payments on the Guarantee); and provided further that any such extended interest payment period may only be selected with respect to the Series A Debentures if an extended interest payment period of identical length is simultaneously selected for all Debentures then outstanding under the Indenture. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions of it shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

                 As provided in the Indenture and subject to certain limitations set forth in it, this Debenture is transferable by the registered holder of this Debenture on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in Decatur, Illinois, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder of this Debenture or such holder's attorney duly authorized in writing, upon which one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation to such transfer.

                 Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder of this Debenture as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing on this Debenture made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest due on this Debenture and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

                 No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based on this Debenture, or otherwise in respect of this Debenture, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of this Debenture and as part of the consideration for the issuance of this Debenture, expressly waived and released.

                 The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25. As provided in the Indenture and subject to certain limitations set forth in this Debenture and the Indenture, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                 All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                 ARTICLE SEVEN

                     ORIGINAL ISSUE OF SERIES A DEBENTURES

                 SECTION 7.01. Series A Debentures in the aggregate principal amount of $_______ plus the amount of capital contributions made by the Company from time to time as general partner of Illinois Power Capital, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall upon such execution and delivery authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                 ARTICLE EIGHT

                        SPECIAL COVENANTS OF THE COMPANY

                 SECTION 8.01. So long as any Debentures issued in connection with the application of the proceeds from the issuance and sale of a series of Series A Preferred Securities of Illinois Power Capital remain outstanding, the Company will (i) remain the sole general partner of Illinois Power Capital and maintain 100%-ownership of the general partner interests of Illinois Power Capital; provided that any permitted successor of the Company under the Indenture may succeed to its duties as general partner, (ii) contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Illinois Power Capital, (iii) not voluntarily dissolve, wind-up or terminate Illinois Power Capital, except in connection with a distribution of Debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) timely perform all of its duties as General Partner (including the duty to pay dividends on the Preferred Securities of Illinois Power Capital) and (v) use its reasonable efforts to cause Illinois Power Capital to remain a limited partnership except in connection with a distribution of Debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, and otherwise continue to be treated as a partnership for United States federal income tax purposes except in connection with a distribution of Debentures.


                                  ARTICLE NINE

                               SUNDRY PROVISIONS

                 SECTION 9.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context of this First Supplemental Indenture or the form of Series A Debenture, all terms used in this First Supplemental Indenture or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them by the Indenture.

                 SECTION 9.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided in this First Supplemental Indenture or in the Indenture.

                 SECTION 9.03. The recitals contained in this First Supplemental Indenture are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness of them. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                 SECTION 9.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be affixed unto this First Supplemental Indenture and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                        ILLINOIS POWER COMPANY



                                        By: _____________________________
                                            Vice President


Attest:



_______________________________
         Secretary


                                        THE FIRST NATIONAL BANK OF CHICAGO
                                         as Trustee



                                        By: _____________________________
                                            _____________________________

Attest:


_____________________________
     Assistant Treasurer

STATE OF ILLINOIS  )
COUNTY OF ______   )       ss.:     _____________ ___, 1994

                 On the ____ day of _____________, in the year one thousand nine hundred ninety-four, before me personally came ___________________ to me known, who, being by me duly sworn, did depose and say that he is ____________ of ILLINOIS POWER COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that (s)he signed her/his name thereto by like authority.




                                      ___________________________________
                                        NOTARY PUBLIC

                                        My Commission Expires_____________

STATE OF ILLINOIS  )
COUNTY OF COOK     )  ss.:  _______________ ___, 1994

                 On the ____ day of __________, in the year one thousand nine hundred ninety-four, before me personally came _____________________ to me known, who, being by me duly sworn, did depose and say that (s)he is _____________________ of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that (s)he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that (s)he signed her/his name thereto by like authority.




                                      ___________________________________
                                           NOTARY PUBLIC

                                        My Commission Expires _______________